Exhibit 99.1

DATALINK REPORTS 2010 FOURTH QUARTER AND YEAR-END OPERATING RESULTS

Record Fourth Quarter and Annual Revenue Up 76% and 65% Year-Over-Year, Respectively

CHANHASSEN, Minn., February 17, 2011 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its fourth quarter and year that ended December 31, 2010.  Revenues for the quarter ended December 31, 2010, increased 76% to $91.0 million compared to $51.8 million for the prior-year period.  Sequentially, revenues were up 32% from $69.2 million in the third quarter of 2010.  Revenues for year ended December 31, 2010, increased 65% to $293.7 million compared to $178.1 million for the year ended December 31, 2009.

GAAP Results

On a GAAP basis, the company reported net earnings of $2.4 million or $0.19 per basic and diluted share for the fourth quarter ended December 31, 2010.  This compares to a net loss of $158,000 or $0.01 per basic and diluted share in the fourth quarter of 2009 and earnings of $771,000 or $0.06 per basic and diluted share in the third quarter of 2010.  For the year ended December 31, 2010, the company reported net earnings of $2.3 million or $0.18 per basic and diluted share, compared to a net loss of $555,000, or $0.04 per basic and diluted share, for the year ended December 31, 2009.

Non-GAAP Results

Non-GAAP net earnings for the fourth quarter of 2010 were $3.1 million, or $0.24 per basic and diluted share, compared to non-GAAP net earnings of $1.3 million, or $0.10 per basic and diluted share, in the fourth quarter of 2009.  Sequentially, non-GAAP earnings grew 125% from

$1.4 million in the third quarter.  For the year ended December 31, 2010, the company reported non-GAAP net earnings of $5.4 million, or $0.42 per basic share and $.041 per diluted share, compared to net earnings of $1.8 million, or $0.14 per basic and diluted share, for the year ended December 31, 2009.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

The company’s results for the year ended December 31, 2010 include Incentra, LLC results of operations for the full year, while 2009 only includes Incentra from December 17, 2009, the acquisition date.

Paul Lidsky, Datalink’s president and CEO, commented, “2010 was a record year for Datalink.  We reported record revenues of $294 million and our highest earnings since 2006.  In addition, the $91.0 million of revenues and $3.1 million of non-GAAP net earnings in the fourth quarter of 2010 were both quarterly records.  We also reported our seventh consecutive quarter of non-GAAP net earnings.   Other significant accomplishments for 2010 and the fourth quarter and the year include:

•                  Product revenues for the quarter were a record $59.1 million which represents a 51% increase over third quarter and a 96% increase over the same period in 2009.  This increase reflects our ability to close several multi-million dollar accounts with Global 100 companies during the fourth quarter.

•                  Service revenues for the quarter were a record $31.9 million which represents a 6% increase over third quarter and a 48% increase over the same period in 2009.  This reflects our continued emphasis on increasing Datalink’s share of professional services and support services, which supports our customer intimacy go-to-market model.

•                  In 2010 we had 55 customers each purchase over $1 million of product and services from us as compared to 31 customers in 2009.

•                  We exited the quarter with a healthy and strengthening balance sheet.  Our working capital increased $3.5 million to $21.6 million from the third quarter and we have no debt.

Our collective accomplishments during 2010 reaffirm our successful execution on our acquisition and data center strategies.  These strategies, coupled with improving economic conditions, resulted in increased revenue and gross margin dollars, throughout the year.  This allowed us to leverage our G&A culminating in a fourth quarter operating profit margin of 5% and 2010 operating earnings of $4.0 million as compared to a 2009 operating loss of $451,000.  We continue to see an increase in demand for unified data center solutions with flexible architectures.  Our investments in our expanded data center portfolio support these market conditions and our ability to continue to deliver unified platforms to our customers should fuel growth in 2011,” said Lidsky.

Outlook

Based on the company’s sales pipeline and the traditional cyclical decline in first quarter revenues when compared to the previous fourth quarters, we expect revenues to be between $77 million and $82 million for the first quarter of 2011.  Datalink’s first quarter operating expenses are typically higher than other quarters. Therefore the company expects first quarter 2011 net earnings to be between $0.03 and $0.08 per diluted share on a GAAP basis, and net earnings of between $0.09 and $0.14 per diluted share on a non-GAAP basis.

Effective January 1, 2011, the company was required to adopt a new revenue recognition accounting standard.  This new standard, which applies to all resellers of computer hardware, requires that Datalink now recognize product revenues upon shipment versus upon installation under our old revenue recognition method.  Accordingly Datalink’s first quarter 2011 guidance reflects this new revenue recognition policy.  Datalink estimates that the effect of this accounting change, which is included in our first quarter 2011 revenue and earnings guidance, is approximately $8 million of product revenue or about $0.05 of GAAP and non-GAAP earnings per share. These product revenues and earnings would have been recognized in the fourth quarter of 2010 if the company had been recognizing revenue upon shipment.  Without the change in its revenue recognition policy, the company’s 2011 first quarter guidance would have been between $69 million and $74 million compared to first quarter 2010 actual revenue of $62.5 million, or a 10% to 18% increase, and our GAAP and non-GAAP earnings per share range would be approximately $0.05 lower.  This compares to a GAAP net loss of $0.07 per diluted share and non-GAAP earnings of $0.01 per diluted share in the first quarter of 2010.

“I am pleased with the strong start to the new year as our first quarter guidance suggests a 10% to 18% increase in revenues, before our changes in revenue recognition, year over year,” said Lidsky.  “I believe that our first quarter forecast is indicative of the steadily increasing demand for unified data center infrastructure and that our customers and prospects continue to invest in this area.  Datalink’s investments in our expanded product and services portfolio position us to take full advantage of this expanding market,” he added.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.05 per diluted share for the first quarter of 2011.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (36524198). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2011 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that we can grow or maintain our revenue and backlog from current levels.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Media & Alliances:	Investors & Analysts:
Suzanne Gallagher	Greg Barnum
SVP of Marketing	Vice President and CFO
Phone: 720-566-5110	Phone: 952-944-3462
Email: sgallagher@datalink.com	Email: gbarnum@datalink.com

Investor Relations:
Kim Payne
Investor Relations Coordinator
Phone:	952-279-4794
Fax:	952-944-7869
Email:	einvestor@datalink.com
website:	www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales:
Products	$59,092	$30,209	$180,424	$94,788
Services	31,948	21,597	113,255	83,294
Total net sales	91,040	51,806	293,679	178,082

Cost of sales:
Cost of products	46,989	22,755	140,984	71,303
Cost of services	23,895	15,787	83,951	60,343
Amortization of intangibles	277	—	1,108	—
Total cost of sales	71,161	38,542	226,043	131,646
Gross profit	19,879	13,264	67,636	46,436
Operating expenses:
Sales and marketing	8,318	5,591	32,353	21,408
General and administrative	3,406	2,881	14,092	11,943
Engineering	3,666	3,031	15,652	11,650
Other income	—	—	(503)	—
Integration and transaction costs	—	1,043	581	1,043
Amortization of intangibles	336	310	1,483	843
	15,726	12,856	63,658	46,887
Earnings (loss) from operations	4,153	408	3,978	(451)
Interest income, net	3	12	14	93
Earnings (loss) before income taxes	4,156	420	3,992	(358)
Income tax expense	1,739	578	1,690	197
Net earnings (loss)	$2,417	$(158)	$2,302	$(555)

Net earnings (loss) per common share:
Basic	$0.19	$(0.01)	$0.18	$(0.04)
Diluted	$0.19	$(0.01)	$0.18	$(0.04)
Weighted average common shares outstanding:
Basic	12,855	12,636	12,801	12,550
Diluted	13,054	12,636	12,981	12,550

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$8,988	$12,901
Short term investments	—	2,730
Accounts receivable, net	57,779	44,109
Inventories	2,210	1,561
Current deferred customer support contract costs	48,715	38,050
Inventories shipped but not installed	7,191	8,973
Income tax receivable	1,064	1,073
Other current assets	607	205
Total current assets	126,554	109,602
Property and equipment, net	2,126	1,808
Goodwill	23,146	23,178
Finite life intangibles, net	5,219	7,810
Deferred customer support contract costs non-current	18,742	11,186
Other assets	285	394
Total assets	$176,072	$153,978

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,749	$31,025
Note payable due to seller of acquired business	—	3,000
Accrued commissions	3,546	2,680
Accrued sales and use tax	1,414	1,228
Accrued expenses, other	3,427	3,092
Current deferred tax liability	3,723	814
Customer deposits	2,209	3,994
Current deferred revenue from customer support contracts	61,571	48,765
Other current liabilities	279	302
Total current liabilities	104,918	94,900
Deferred income tax liability	203	1,357
Deferred revenue from customer support contracts non-current	23,284	13,850
Other current liabilities non-current	212	456
Total liabilities	128,617	110,563

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 13,569,533 and 13,260,788 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	14	13
Additional paid-in capital	43,332	41,595
Retained earnings	4,109	1,807
Total stockholders’ equity	47,455	43,415
Total liabilities and stockholders’ equity	$176,072	$153,978

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net earnings (loss) on a GAAP basis	$2,417	$(158)	$2,302	$(555)
Adjustments:
Amortization of intangible assets	$277	—	$1,108	—
Acquisition accounting adjustment to Incentra and MCSI deferred revenue, net	71	82	853	120
Total gross margin adjustments	348	82	1,961	120

Stock based compensation expense included in sales and marketing	195	75	509	300
Stock based compensation expense included in general and administrative	395	146	754	820
Stock based compensation expense included in engineering	100	75	329	366
Integration and transaction costs	—	1,043	581	1,043
Amortization of acquisition intangible assets	336	310	1,483	843
Total operating expense adjustments	1,026	1,649	3,656	3,372

Income tax expense	694	271	2,538	1,135

Non-GAAP net earnings	$3,097	$1,302	$5,381	$1,802

Non-GAAP net earnings per share - Basic	$0.24	$0.10	$0.42	$0.14
Non-GAAP net earnings per share - Diluted	$0.24	$0.10	$0.41	$0.14

Shares used in non-GAAP per share calculation - Basic	12,855	12,636	12,801	12,550
Shares used in non-GAAP per share calculation - Diluted	13,054	12,731	12,981	12,594

DATALINK CORPORATION

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2010	2009

Cash flows from operating activities:
Net earnings (loss)	$2,302	$(555)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:

Provision for bad debts	73	57
Depreciation	945	838
Amortization of intangibles	2,591	843
Amortization of discount on short term investments	—	(15)
Income taxes	9	—
Amortization of sublease reserve	(288)	(310)
Deferred income taxes	1,755	2,866
Stock based compensation expense	1,592	1,485
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts receivable	(13,742)	(8,226)
Inventories	1,133	1,098
Deferred costs/revenues/customer deposits, net	2,234	(567)
Accounts payable	(2,276)	2,606
Accrued expenses	1,387	460
Other	(240)	106
Net cash provide by (used in) operating activities	(2,525)	686

Cash flows from investing activities:
Proceeds from short term investments	2,730	(1,257)
Payment for acquisitions, net of cash acquired	—	(12,360)
Purchases of property and equipment	(1,263)	(391)
Net cash provided by (used in) investing activities	1,467	(14,008)

Cash flows from financing activities:
Payment of note payable due to seller of acquired business	(3,000)	—
Excess tax from stock compensation	(16)	—
Proceeds from issuance of common stock from option exercise	364	174
Tax withholding payments reimbursed by restricted stock	(203)	(208)
Net cash used in financing activities	(2,855)	(34)

Decrease in cash and cash equivalents	(3,913)	(13,356)
Cash and cash equivalents, beginning of period	12,901	26,257
Cash and cash equivalents, end of period	$8,988	$12,901

Supplemental cash flow information:
Cash paid for income taxes	$509	$278
Cash received for income tax refunds	$568	$1,888